EXHIBIT 31.3

RULE 13a-14(a)/15d-14(a) CERTIFICATION

I, Richard Cunningham, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Tyme Technologies, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 15, 2022	/s/ Richard Cunningham
Richard Cunningham
Chief Executive Officer
(Principal Executive Officer)